Exhibit 10.2

           Summary of the Agreement relating to the assignment of debt under the Equity Transfer Agreement

Parties                    1.  Shanghai  TCH  Data  Science  &  Technology   Co.
                           Ltd(i(degree)Ai+/-)
                           2. Tai Yi; Zheng Chang; Zhang Naiyao ("B");
                           3. Shanghai Sifang Co. Ltd("C")

Date of the Agreement      29  December  2005 (as  amended by the  parties on 10
                           February 2006)

Assignment  of debt        Parties agree that:-
(which is owed by A to     - C shall pay the debt of  RMB28,500,000  (being  the
B under the Equity         consideration  payable  to B  pursuant  to the Equity
Transfer Agreement)        Transfer Agreement) to B on behalf of A;
from A to C                - The  obligation  of A to pay  the  above  debt to B
                           under the Equity Transfer Agreement shall deem to be fulfilled upon the receipt of the above funds by B from C
                           - the amount of RMB28,500,000 shall be settled by C for and on behalf of A. The amount of the purchase consideration paid by C on behalf of A will be applied to offset the trade receivables owed to A by C.

Method of payment          - C shall  pay B  within 5  working  days  after  the
                           receipt of written notice from A
                           - C shall bear the responsibility if the payments are not made in accordance with the instructions stated in the written notice issued by A

                           - B may require A to pay directly only if:-
                           a. C fails to pay for more than 30 days;
                           b. C gives  written  notice  to B  indicating  that C
                           would  not   fulfill  the   obligation   to  pay  the
                           consideration;  or c.
                           C loses the ability to pay the consideration

Penalty for late payment   C shall pay B a penalty in the amount of 2.1/10000 of
                           the  unpaid   amount   each  day  from  the  date  of
                           non-payment until payment is made.

Tax                        Each party shall bear their own tax liability